Exhibit 21.1

OptimizeRx Corporation

List of Subsidiaries

●	Healthy Offers, Inc. (d/b/a Medicx Health), a Nevada corporation

●	CareSpeak Communications, d.o.o., a controlled foreign corporation incorporated in Croatia